                             THOR INDUSTRIES, INC.
                OFFER TO PURCHASE FOR CASH UP TO 500,000 SHARES
                  OF ITS COMMON STOCK AT A PURCHASE PRICE NOT
                  GREATER THAN $26 NOR LESS THAN $24 PER SHARE

       THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 14, 1996, UNLESS THE
                               OFFER IS EXTENDED

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated October 17, 1996, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Thor Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 500,000 shares of its Common Stock, par value $0.10 per share (the "Shares" or the "Common Stock"), to the Company at a price not greater than $26 nor less than $24 per Share, upon the terms and subject to the conditions set forth in the Offer.

    The Company will, upon the terms and subject to the conditions of the Offer, determine a single price per Share not greater than $26 nor less than $24 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by stockholders tendering Shares. The Company will select the lowest Purchase Price that will allow it to buy 500,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn) at a price not greater than $26 nor less than $24 per Share pursuant to the Offer. All Shares properly tendered prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price upon the terms and subject to the conditions of the Offer, including the proration terms and odd lot tender provisions described in the Offer to Purchase. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

    Upon the terms and subject to the conditions of the Offer, if at the Expiration Date, more than 500,000 Shares (or such greater number of Shares as the Company elects to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will accept Shares for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) whose Shares are properly tendered at or below the Purchase Price (and not withdrawn) and then on a pro rata basis from all other stockholders whose Shares are properly tendered at or below the Purchase Price (and not withdrawn). See Introduction and Section 1 of the Offer to Purchase.

    WE ARE THE OWNER OF RECORD OF SHARES OF COMMON STOCK HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES OF COMMON STOCK, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES OF COMMON STOCK WE HOLD FOR YOUR ACCOUNT.

    Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

    We call your attention to the following:

        1. You may tender Shares at prices not greater than $26 nor less than $24 per Share, as indicated in the attached Instruction Form, net to you in cash.

        2. You may designate the priority in which your Shares shall be purchased in the event of proration.

        3. The Offer is not conditioned upon any minimum number of Shares being tendered.

        4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, November 14, 1996, unless the Company extends the Offer.

        5. The Offer is for up to 500,000 Shares, constituting approximately 5.8% of the Company's outstanding Shares as of October 16, 1996.

        6. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

        7. If you beneficially hold, as of the close of business on October 16, 1996, and will continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

        8. If you wish to tender portions of your Shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

    YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 14, 1996, UNLESS THE COMPANY EXTENDS THE OFFER.

    As described in Section 1 of the Offer to Purchase, if at the Expiration Date more than 500,000 Shares (or such greater number of Shares as the Company elects to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

        a. FIRST, all Shares properly tendered at or below the Purchase Price prior to the Expiration Date (and not withdrawn) by any Odd Lot Owner (as defined in the Offer to Purchase) who:

           i. tenders all Shares beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

           ii. completes the section entitled Odd Lots on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

        b. SECOND, after purchase of all the foregoing Shares, all other Shares properly tendered at or below the Purchase Price, before the Expiration Date (and not withdrawn) on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

    The Company will not accept tenders by, or on behalf of, holders of Shares in any jurisdiction in which the acceptance of the Offer would not comply with the laws of such jurisdiction. In any jurisdiction in which the securities or Blue Sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the law of such jurisdiction.

                        INSTRUCTION FORM WITH RESPECT TO
                             THOR INDUSTRIES, INC.
                OFFER TO PURCHASE FOR CASH UP TO 500,000 SHARES
                  OF ITS COMMON STOCK AT A PURCHASE PRICE NOT
                  GREATER THAN $26 NOR LESS THAN $24 PER SHARE

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 17, 1996, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Thor Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 500,000 shares of its Common Stock, par value $0.10 per share (the "Shares" or the "Common Stock"), to the Company at a price not greater than $26 nor less than $24 per Share, upon the terms and subject to the conditions of the Offer.

    The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, determine a single price per Share, not greater than $26 nor less than $24 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by stockholders tendering Shares. The Company will select the lowest Purchase Price that will allow it to buy 500,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn) at a price not greater than $26 nor less than $24 per Share pursuant to the Offer. All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration terms and odd lot tender provisions described in the Offer to Purchase. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

    The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

    AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE
                                 UNDERSIGNED:*
                           ___________________ Shares

------------------------

* Unless otherwise indicated, all of the Shares held for the account of the undersigned will be tendered.

                                    ODD LOTS

 / / By checking this box, the undersigned represents that the undersigned owned beneficially as of October 16, 1996, and will continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

 In addition, the undersigned is tendering Shares (check one box):

 / / at the Purchase Price (as defined below), as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below under "Price (in Dollars) Per Share at which Shares are Being Tendered"); or

 / /  at the price per Share indicated below under "Price (in Dollars) Per
     Share at which Shares are Being Tendered."

                  PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
                               ARE BEING TENDERED

           IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A
              SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

                              CHECK ONLY ONE BOX.
        IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT
          AS OTHERWISE PROVIDED HEREIN), THERE IS NO PROPER TENDER OF
                                    SHARES.

      / /    $24.000        / /    $24.625        / /    $25.250        / /    $25.875
      / /     24.125        / /     24.750        / /     25.375        / /     26.000
      / /     24.250        / /     24.875        / /     25.500
      / /     24.375        / /     25.000        / /     25.625
      / /     24.500        / /     25.125        / /     25.750

                                 SIGNATURE BOX

       Signature(s) _____________________________________________________

       Dated ______________________________________________________, 1996

       Name(s) and Address(es) __________________________________________

        _________________________________________________________________

        _________________________________________________________________

        _________________________________________________________________
                                 (Please Print)

       Area Code and Telephone Number ___________________________________

       Taxpayer Identification or
       Social Security Number ___________________________________________